Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Media Contact:	Rosemarie Yancosek
(908) 298-7476
	Investor Contact:	Alex Kelly
(908) 298-7436
Schering-Plough Corporation Announces Commencement of Public Offering
Of Common Shares and Mandatory Convertible Preferred Stock
KENILWORTH, N.J., Aug. 2, 2007 — Schering-Plough Corporation (NYSE: SGP) announced today that it has commenced a registered public offering of 50,000,000 common shares. The underwriters have an option to purchase up to an additional 7,500,000 common shares from Schering-Plough.
     Schering-Plough also announced that it has concurrently commenced a registered public offering of $2,500,000,000 of its mandatory convertible preferred stock. The offering will consist of 10,000,000 shares with a liquidation preference of $250 per share. The underwriters have an option to purchase up to an additional 1,500,000 shares of mandatory convertible preferred stock from Schering-Plough.
     The global coordinator for these offerings will be Goldman, Sachs & Co. The joint bookrunners will be Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citi and Morgan Stanley. The co-lead managers will be BNP PARIBAS, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. The co-managers will be Daiwa Securities America Inc., Santander Investment, Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P.
     The offerings will be made under a shelf registration statement filed with the Securities and Exchange Commission on August 2, 2007. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the common shares and shares of the mandatory convertible preferred stock will be made exclusively by means of a prospectus and prospectus supplement.
     Copies of the preliminary prospectus supplements and accompanying prospectus relating to these offerings may be obtained by contacting Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, New York, 10004, Fax: 212 902 9316 or email at prospectus-ny@ny.email.gs.com.
     Schering-Plough is a global science-based company that discovers, develops and manufactures pharmaceuticals for three customer markets — human prescription, consumer and animal health. While most of the research and development activity is directed toward prescription products, there are important applications of this central research and development platform into the consumer healthcare and animal health products. Schering-Plough also accesses external innovation via partnering, in-licensing and acquisition for all three customer markets. Schering-Plough is based in Kenilworth, N.J.

DISCLOSURE NOTICE: The information in this press release and other written reports and oral statements made from time to time by Schering-Plough may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Actual results may vary materially from Schering-Plough’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements. For further details of these risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A, “Risk Factors” in the company’s second quarter 2007 10-Q and the “Risk Factors” section of the prospectus supplements related to the common share and mandatory convertible preferred stock offerings.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.
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